                                                                   Exhibit 10.10

                            FIRST AMENDMENT TO LEASE

      This FIRST AMENDMENT TO LEASE (this "First Amendment") is executed by and between KS Parcel D, LLC (the "Landlord"), a Delaware limited liability company, and Genzyme Corporation (the "Tenant").

      Reference is hereby made to that certain lease dated August 28, 2000 (the "Lease"), by and between Kendall Square, LLC ("Kendall Square"), as landlord, and Tenant, as tenant, with respect to a portion of the Building on the Lot (as such terms are defined in the Lease) located in Cambridge, Massachusetts.

      WHEREAS, as contemplated by Section 9.1.6 of the Lease, on or about July 19, 2002, Kendall Square subdivided the Complex so as to, inter alia, establish the Lot as a separate taxable parcel, and in connection with such Subdivision (as defined in the Lease), Kendall Square conveyed the Lot together with Lot A in the Complex and assigned the landlord's interest under the Lease to KS Parcel A/D, LLC, an Affiliate of Kendall Square; and on or about December 3, 2002, KS Parcel A/D, LLC, further conveyed the Lot, and further assigned the Landlord's interest under the Lease, to Landlord, also an Affiliate of Kendall Square (such conveyances of the Lot and assignments of the landlord's interest under the Lease are referred to herein collectively as the "Transfer").

      WHEREAS, as contemplated by Section 2.3 of the Lease, Landlord and Tenant have reached a mutually acceptable agreement regarding the Rentable Square Footage of the Premises and Building.

      WHEREAS, Landlord and Tenant now desire to amend the Lease to reflect the Subdivision and the boundaries of the Lot and the Transfer, to reflect the agreed upon Rentable Square Footage to modify certain provisions of the Lease and otherwise to ratify and confirm the terms of the Lease, as more particularly set forth below.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. Each capitalized term which is used but not defined herein, or any term which is defined in the Lease and used herein, shall have the meaning ascribed thereto in the Lease.

      2. The legal description of the Lot to be attached to the Lease as Exhibit A-1 is attached to this First Amendment as Exhibit A-1 and the plan of the Lot to be attached to the Lease as Exhibit A-2 is attached to this First Amendment as Exhibit A-2.

      3. Landlord and Tenant acknowledge that the actual process and procedures followed in selecting Landlord's Design Team and Landlord's Contractor and in designing and agreeing upon the Schematic Design Documents, the Design Development Documents and the Final Design Documents differed, with the consent and approval of both Landlord and Tenant, from the specific process and procedures prescribed in Section 3.1.1 of the Lease. Landlord and

Tenant hereby confirm that, prior to the date of this First Amendment, they have agreed as follows:

      (i) Landlord has selected and Tenant has approved Behnisch, Behnisch & Partners as Landlord's Architect for the Building.

      (ii) Landlord has selected and Tenant has approved Turner Construction Company as the Construction Cost Estimator and as the Construction Manager/General Contractor for the Building.

      (iii) The Building Permit for the Building has been issued, the Substantial Completion Date occurred on April 30, 2003, and construction of the Tenant Work has commenced, and notwithstanding
            Section 1.1 or any other provision of the Lease to the contrary, the parties have agreed that the Term Commencement Date shall be deemed to have occurred on August 1, 2003.

      (iv) The Environmental Remediation of the Lot commenced on June 26, 2000, and the Response Action Outcome Statement for the Lot required under the Massachusetts Contingency Plan was filed with the Massachusetts Department of Environmental Protection on April 19, 2003.

      (v) The Certification of Landlord's LSP and Estoppel Certificates of COM/Energy (as required under Paragraphs 2(b) and 3 of the Environmental Agreement) were completed on December 12, 2002.

      (vi) The Indemnity Expiration Date (as defined in the Release and Indemnity Agreement) with respect to the Lot occurred on or before December 12, 2002.

Landlord and Tenant hereby agree that as of the date of this First Amendment, the only item remaining to be completed on the Progress Schedule is substantial completion of those items of Base Building Improvements that constitute Post Completion Items (as defined below in Paragraph 7 of this First Amendment). Accordingly, Exhibit B to the Lease is hereby deleted in its entirety.

      4. Anything herein or in the measurement standard set forth in Section 2.3 of the Lease to the contrary notwithstanding, Landlord and Tenant have agreed that for purposes of the Lease the Rentable Square Footage of the Building shall be deemed to be 349,325 square feet, the Rentable Square Footage of the Premises shall be deemed to be 343,000 square feet and the Rentable Square Footage of the Retail Space shall be deemed to be 6,325 square feet, and the Rentable Square Footage of the Building, Premises and Retail Space as agreed-upon above shall not be subject to remeasurement by Landlord or Tenant. To reflect the foregoing agreement regarding the Rentable Square Footage of the Building, Premises and Retail Space and certain other agreements between the parties, Landlord and Tenant hereby agree to amend the definitions set forth below as follows:

      (i) The definition of "Initial Estimated Annual Additional Rent For Building" in Section 1.1 is amended to read $3,391,500.

      (ii) The definition of "Initial Estimated Annual Additional Rent for Complex" in Section 1.1 is amended to read $484,500.

      (iii) The definition of "Tenant's Proportionate Fraction for Building" in
            Section 2.3 is amended to read 98.19%.

      (iv)  The definition of "Tenant's Proportionate Fraction for Complex" in
            Section 2.3 is amended to be the percentage equal to 94.17% of the ratio, expressed as a percentage, of the Rentable Square Footage of the Premises to the Rentable Square Footage of all buildings in the Complex (other than any garages in the Complex and any building or portion thereof which is not available for lease such as an information kiosk), including the Building, which Landlord is permitted to develop in the Complex pursuant to the PUD Approval. As of the date of this First Amendment, Tenant's Proportionate Fraction for Complex is 24.6%.

      (v) The requirement in the definition of "Building" in Section 1.1 and in the second grammatical paragraph of Section 3.1.1 that the Building's ground floor retail space must contain at least 15,000 r.s.f. is hereby waived.

      5. In consideration of the agreed-upon Rentable Square Footage of the Building, Landlord and Tenant have agreed that, anything herein or in the definitions of the components of Project Cost set forth in Section 3.1.1 of the Lease to the contrary notwithstanding, the definitions of the components of Project Cost set forth in Section 3.1.1 are amended to be as follows:

      (i) Tenant's pro rata share of Mitigation Expenses (shown on the attached Project Budget Form as the "Impact Fees" line item) shall be equal to (a) the actual amount of Mitigation Expenses allocated solely to the Building and the Lot plus (b) (1) the actual amount of Mitigation Expenses allocable to the entire Complex multiplied by
            (2) Tenant's Proportionate Fraction for Complex.

      (ii) Tenant's pro-rata share of infrastructure and sitework costs (shown on the attached Project Budget Form as the "Sitework" line item) shall be equal to the actual amount of infrastructure and sitework costs allocable to the entire Complex multiplied by Tenant's Proportionate Fraction For Complex.

      (iii) The broker's fee (shown on the attached Project Budget Form as the "Broker's Fee" line item) shall be the fixed amount of $2,137,500 and shall be deemed to have been fully incurred as of the date(s) of payment thereof.

      (iv) The Project Cost line item for Land and Environmental Remediation shall be subdivided into two components. The first component shall consist of the Land and Environmental Remediation charge (calculated at $60 per Rentable Square Foot) for the first 329,325 square feet of the Building's Rentable Square Footage; Interest on Landlord's Equity shall accrue on this first component of the Land and Remediation line item as of the execution date of the Lease. The second component shall consist of the Land and Environmental Remediation charge (calculated at $60 per Rentable Square Foot) for the remaining 20,000 square feet of the Building's Rentable Square Footage and no Interest on Landlord's Equity shall accrue on this second component.

      (v) The Developer's Fee (shown on the attached Project Budget form as the "Development Fee/Supervision" line item) shall be the fixed amount of $4,365,440.

The Project Budget Form attached as Exhibit B-1 to the Lease is hereby deleted and the Project Budget Form attached to this First Amendment as Exhibit B-1 is hereby inserted in place thereof. The Project Budget Form attached to this First Amendment shall be the Final Project Budget contemplated by Section 3.1.1 of the Lease. Landlord and Tenant acknowledge that such Final Project Budget is merely a budget, and that the actual amount of Annual Fixed Rent payable by Tenant under the Lease shall be determined in accordance with the formula set forth in
Section 4.1 of the Lease based upon the amount of Project Cost actually incurred as of the date on which Annual Fixed Rent is calculated or is subsequently adjusted as provided in the Lease and in this First Amendment.

      6. Landlord and Tenant acknowledge that pursuant to certain Change Orders requested by Landlord and approved by Tenant and described on the attached Schedule CO, certain items of work were transferred from Tenant's Work to Base Building Improvements to facilitate overall coordination of the construction of the Building (the "TI Scope Transfer Work"). Landlord and Tenant further acknowledge that the cost of the TI Scope Transfer Work has been billed directly to and paid by Tenant prior to the date of this First Amendment. Accordingly, the cost of the TI Scope Transfer Work is expressly excluded from Project Cost but Landlord and Tenant specifically agree that Landlord is entitled to receive a developer's fee of two and one-half percent (2 1/2%) rather than five percent (5%) with respect to such TI Scope Transfer Work, and that such 2 1/2% developer's fee has not been billed directly to Tenant but rather has been included in the fixed Developer's Fee as set forth in Section 5(v) above.

      7. Pursuant to Section 10.11(i) of the Lease, Tenant hereby exercises its Early Occupancy Space right and option to lease both Expansion Spaces as of the Commencement Date. Landlord hereby acknowledges that Tenant has duly exercised its option to lease both Expansion Spaces as Early Occupancy Space pursuant to
Section 10.11(i) of the Lease and expressly waives the requirement of Section 10.11(i) that Tenant was to have given notice of such exercise not less than one year prior to the Scheduled Substantial Completion Date. Accordingly, commencing on the Term Commencement Date (i) the Premises shall consist of all of the Rentable Square Footage in the Building, other than the Rentable Square Footage of the Retail Space and (ii) the Annual Fixed Rent for the Premises (including both Expansion Spaces) shall be determined on the basis of the Annual Fixed Rent Rate set forth in Section 1.1 of the Lease. In addition, as a result of Tenant's exercise of its Early Occupancy Space right with respect to both Expansion Spaces, Landlord and Tenant agree that a plan showing the locations of the Expansion Spaces is no longer required to be attached to the Lease as Exhibit A-4.

      8. In order to facilitate Tenant's Work to be performed in connection with Tenant's initial occupancy of the Premises and to coordinate and integrate the simultaneous performance of Landlord's Work and such Tenant's Work, Landlord and Tenant hereby agree that, anything herein or in the Lease to the contrary notwithstanding, (i) those items of Base Building

Improvements set forth on Schedule A attached to this First Amendment shall be substantially completed by Landlord after the Substantial Completion Date (the "Post Completion Items"), (ii) substantial completion of the Post Completion Items shall not be a condition precedent to the occurrence of the Substantial Completion Date, (iii) the Post Completion Items shall be substantially completed with all due diligence by Landlord after the Substantial Completion Date but during the performance of such Tenant's Work in accordance with the Final Design Documents, as affected by Change Orders, without material deviation therefrom, and (iv) all hard and soft costs incurred by Landlord in connection with the construction of the Post Completion Items shall be included in the Project Cost and (v) Landlord shall use reasonable and diligent efforts to complete Punch List Items with respect to Landlord's Work and Post Completion Items within thirty (30) days after completion of Tenant's Work. Promptly following substantial completion of the Post Completion Items, Landlord shall deliver to Tenant a certification by Landlord's Architect (confirmed by Tenant's Architect) that the Post-Completion Items and all other Base Building Improvements have been substantially completed in accordance with the Final Design Documents, as affected by Change Orders, without material deviation therefrom; the date by which the Post Completion Items have been substantially completed is referred to herein as the "Final Completion Date".

      Since completion of the Post Completion Items will be deferred until after the Substantial Completion Date as described above, Landlord and Tenant further agree as follows:

      (i) that clause (i) of the definition of Substantial Completion Date appearing in Section 3.2 of the Lease is hereby amended by deleting from such clause (i) the phrase "Base Building Improvements" and inserting in place thereof the phrase "Base Building Improvements exclusive of the Post Completion Items (which Post Completion Items shall be substantially completed after the Substantial Completion
            Date)"; and

      (ii) Landlord shall be obligated to provide a full accounting of Project Cost within ninety (90) days after the Final Completion Date instead of within ninety (90) days after the Substantial Completion Date. Accordingly, the three grammatical sentences of Section 3.1.1 of the Lease appearing at the bottom of page 22 are revised to read as follows:

            "Within ninety (90) days after the Final Completion Date, Landlord shall deliver to Tenant a full accounting of the Project Cost incurred as of the Final Completion Date; Tenant, from the date hereof through the date which is twelve (12) months after receipt of such full accounting of Project Cost, may review all of Landlord's books and records relating to the incurrence and payment of the Project Cost in order to verify and confirm the accuracy thereof. If Landlord incurs any cost or expense properly includable in Project Cost after the Final Completion Date (including, without limitation, any Mitigation Expenses) which is not included in the full accounting, Landlord shall notify Tenant thereof and Landlord shall provide Tenant with such documentation with respect thereto as Tenant reasonably may request. Landlord and Tenant acknowledge and agree that the incurrence of additional costs and expenses by Landlord after the Final Completion Date which are properly includable in Project Cost will result in an increase in the Annual Fixed Rent Rate, which increase shall be effective as of the date of incurrence thereof."

      9. Landlord and Tenant agree the amount of Rent payable by Tenant as of the Term Commencement Date shall be $15,151,962.00 per annum, payable in monthly installments of $1,262,663.50 each. Such estimated amount of Annual Fixed Rent is based upon the estimated amount of Project Cost incurred or to be incurred by December 31, 2003, shown in the "Current Costs" column on the Final Project Budget Form attached hereto as Exhibit B-1. Landlord and Tenant acknowledge and agree that such estimated amount of Annual Fixed Rent shall be subject to adjustment (i) after Tenant receives the full account of Project Cost required by Section 3.1.1, (ii) upon the exercise by Tenant of its right under Section
3.1.1 to "review all of Landlord's books and records relating to the accuracy and payment of the Project Cost in order to verify and confirm the accuracy thereof" and (iii) upon the incurrence of additional costs and expenses by Landlord after the Final Completion Date which are properly includable in Project Cost. Upon any such adjustment any balance owed by Tenant or excess paid by Tenant shall be paid to Landlord or credited to Tenant, as the case may be, within twenty (20) days thereafter.

      As indicated on the Final Project Budget Form attached hereto as Exhibit B-1, the full budgeted amount of several Project Cost line items, such as the line items for Sitework and Impact Fees, as the case may be, are not expected to be incurred until 2004 or later; the estimated amount of those costs is shown in the "Deferred Costs" column on the Final Project Budget Form attached hereto as Exhibit B-1. Upon the request of Tenant from time to time (but not more frequently than semi-annually) Landlord shall provide Tenant with a status report on the progress and estimated completion date of such items of deferred work and an updated estimate of the projected or actual costs of completion of such items of deferred work. Landlord and Tenant confirm and agree that, as provided in Section 3.1.1 of the Lease, at such time after December 31, 2003, as Landlord may incur any cost or expense (such as the budgeted items mentioned above) properly includable in Project Cost, Landlord shall notify Tenant thereof and Landlord shall provide Tenant with such documentation with respect thereto as Tenant reasonably may request; Landlord and Tenant acknowledge and agree that the incurrence of additional costs and expenses by Landlord after December 31, 2003 which are properly includable in Project Cost will result in an increase in the Annual Fixed Rent Rate, which increase shall be effective as of the date of incurrence of such additional costs and expenses.

      10. Effective as of November 1, 2003, Sections 1.1 and 10.1 of the Lease shall be amended by deleting the phrase "One Kendall Square , Building 1400, Cambridge, Massachusetts 02139" wherever it appears in said Sections and by inserting in place thereof the phrase "500 Kendall Street, Cambridge, Massachusetts 02142."

      11. The first sentence of Section 10.11(h) of the Lease, is hereby amended by deleting the words "If upon commencement of the Term with respect to the Second Expansion Space, and so long thereafter" and by inserting in place thereof the words "As long".

      12. Section 1.1 of the Lease is hereby amended by deleting the definition of Lease Year and inserting the following in place thereof:

      The first Lease Year shall commence on the Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Commencement Date shall occur (unless the Commencement Date shall occur on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first Lease Year or an anniversary thereof, and shall end on an anniversary of the last day of the first Lease Year.

      13. Section 4.1(a) of the Lease is hereby amended by deleting the words "from time to time direct in writing" appearing in the third line and the words "by notice to Tenant from time to time direct" appearing in the sixth and seventh lines and by inserting in place of each such deletion the words "from time to time direct upon not less than fifteen (15) business days' prior written notice to Tenant..."

      14. Section 6.1 (c)(i) of the Lease is hereby amended by deleting the third, fourth, fifth and sixth sentences thereof and inserting the following in place thereof:

      Landlord, within one hundred twenty (120) days after the fire or other casualty, shall notify Tenant in writing of the period of time within which, in Landlord's reasonable judgment, the Building and the Premises can be restored to substantially their condition prior to such damage and Utility Services restored to the Utility Switching Points (the "Casualty Restoration Period"). If such notification shall state that such Casualty Restoration Period will extend more than twelve (12) months after the date of the casualty, then Tenant may terminate this Lease within thirty (30) days from Tenant's receipt of such notification. Furthermore, if Tenant does not so terminate this Lease and if such damage is not repaired, Utility Services are not restored and the Premises and the remainder of the Building are not restored to substantially the same condition as they were prior to such damage within the Casualty Restoration Period set forth in such notification, Tenant, within thirty (30) days after the expiration of the Casualty Restoration Period or from the expiration of any extension thereof by reason of Force Majeure Events as hereinafter set forth, may terminate this Lease by notice to Landlord, specifying a date not more than forty-five (45) days after the giving of such notice on which the term of this Lease shall terminate. The Casualty Restoration Period shall be extended by the number of days lost as a result of Force Majeure Events, provided however that the Casualty Restoration Period shall in no event be extended more than six (6) months due to Force Majeure Events (as so extended due to Force Majeure Events, the "Casualty Restoration Completion Date").

      15. The first sentence of Section 10.12(b) is hereby amended to read as follows:

            For purposes of this Section 10.12, "Fair Market Rent" shall mean the product of (a) the Rentable Square Footage of the Premises multiplied by (b) the average calculated on a rentable square foot basis, of (1) eighty-nine and one-half percent (89.5%) of the fair market rental rate for unfinished, shell office space in a comparable office building in the Kendall Square, Cambridge, Massachusetts office market area (the "Relevant Market") and (2) eighty-nine and one-half percent (89.5%) of the fair market rental rate for the Premises, and shall take into account all other relevant factors in the Relevant Market, including the ten (10) year term of the applicable Extension Period.

      16. Anything in the Lease to the contrary notwithstanding, as used in the Lease, as amended hereby, the term "Tenant's Parking Spaces" shall mean 700 nonreserved parking spaces and the foregoing number of Tenant's Parking Spaces shall not be subject to redetermination pursuant to Sections 2.1, 10.14 or any other provisions of the Lease; in addition, Landlord and Tenant hereby agree that Tenant shall have no Valet Parking spaces, and all provisions of the Lease with respect to Valet Parking Spaces are hereby deleted.

      17. Anything in the Lease to the contrary notwithstanding, Tenant shall have no right to offer Tenant Financing.

      18. Landlord and Tenant hereby agree that the Option to Lease Building B has expired without the exercise by Tenant of its rights with respect thereto and the Option to Lease Building B shall be of no further force or effect. Upon the request of Landlord, Tenant shall execute and deliver to Landlord a notice of termination of the Option to Lease Building B in recordable form.

      19. The Lease, as amended hereby, is hereby ratified and confirmed in all respects.

      Executed under seal effective as of the 1st day of August, 2003.

                                   LANDLORD:

                                   KS PARCEL D, LLC

                                   By: Kendall Square, LLC, its Manager

                                       By:  Lyme Properties, LLC, its Manager

                                       By: /s/ David E. Clem
                                          --------------------------------------
                                          David E. Clem, Member

                                   TENANT:

                                   GENZYME CORPORATION

                                   By: /s/ Evan M. Lebson
                                      ------------------------------------------
                                   Name: Evan M. Lebson
                                   Title Vice President and Treasurer